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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: December 23, 2005

                                  AcuNetx, Inc.
             (Exact name of the Company as specified in its charter)

           Nevada                    0-27857                    88-0249812
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

                        1000 S. McCaslin Blvd., Suite 300
                               Superior, CO 80027
                 ----------------------------------------------
                    (Address of principal executive offices)

              The Company's telephone number, including area code:

                                 (303) 494-1681

                               Eye Dynamics, Inc.
                 2301 W. 205th Street, #102, Torrance, CA 90501
--------------------------------------------------------------------------------
                        (former name and former address)


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As part of the merger transaction described in Item 2.01 below, the Registrant entered into a three-year employment agreement with Ronald A. Waldorf, President of its Eye Dynamics division. The Employment Agreement provides for a salary of $150,000 per year, subject to cost of living adjustments. The Agreement also calls for the issuance of options to purchase up to 1.3 million shares of Common Stock, vesting over three years. The options are exercisable at $.18 per share, equal to the closing price of the Common Stock on the OTC Bulletin Board on the day prior to the merger transaction.

                        SECTION 2 -FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On December 23, 2005 the Registrant completed the merger contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), between the Registrant, OrthoNetx, Inc. ("OrthoNetx") and Eye Dynamics Acquisition Corp., a direct wholly owned subsidiary of the Registrant ("Merger Sub").

     In accordance with the Merger Agreement, Merger Sub was merged into OrthoNetx, with OrthoNetx, Inc. continuing as the surviving corporation in such merger as a wholly owned subsidiary of Registrant (the "Merger"). Subject to certain adjustments described in the Merger Agreement, each outstanding share of Common Stock of OrthoNetx was converted into approximately .81 shares of Common Stock of Registrant.

     As provided in the Merger Agreement, immediately following the Merger the Registrant's name was changed to AcuNetx, Inc. and five additional persons were appointed to the Board of Directors: Terry R. Knapp, Randolph C. Robinson, Robert S. Corrigan, William Danielczyk and Stephen Moses. Mr. Moses was also elected as Chairman of the Board. Ronald A. Waldorf and Charles E. Phillips remain on the Board of Directors. Also, Terry Knapp, President of OrthoNetx, was appointed Chief Executive Officer, Ronald A. Waldorf was appointed President of the Eye Dynamics division, and Douglas MacCarthy was appointed Vice President-Operations, Chief Financial Officer and Secretary.

     A condition to the closing of the transaction was the completion of a private securities offering by OrthoNetx with gross proceeds of $1.5 million, which condition was subject to waiver by Registrant. As of the closing, OrthoNetx had received cash proceeds of $600,000 in the private placement, as well as subscriptions to purchase an additional $800,000. Registrant waived the requirement of $1.5 million in cash proceeds, and determined to proceed with the transaction based on the actual cash and subscriptions received.

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                    SECTION 3 -SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     On December 23, 2005, in accordance with the Agreement and Plan of Merger described in Section 2.01 above, the Registrant issued 30,153,810 shares of its Common Stock, and assumed warrants to purchase an additional 1,805,562 shares of Common Stock. The shares were issued in exchange for all of the outstanding shares of Common Stock of OrthoNetx, Inc. The warrants are exercisable at an exercise price of $ .33 per share, and expire in two years from the date of issuance.

     The securities were issued pursuant to the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), which exempts from the registration requirements "...any security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by
.... any State ... or other governmental authority expressly authorized by law to grant such approval." The securities were issued following a "fairness hearing" conducted by the California Commissioner of Corporations.

     In addition, the Registrant has received subscriptions to purchase 4,444,445 shares and warrants to purchase 2,222,223 shares. The warrants, when issued, will be exercisable at $.33 per share, and will expire two years from the date of issuance. These shares and warrants, when issued, will be issued pursuant to the exemption from registration provided by Section 4 (2) of the Securities Act of 1933, as amended, and Regulation D thereunder.


                 SECTION 5 -CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS CHANGES IN CONTROL OF REGISTRANT

     On December 23, 2005, in accordance with the Agreement and Plan of Merger described in Section 2.01 above, Stephen Moses, Terry R. Knapp, Randolph C. Robinson, Robert S. Corrigan, and William Danielczyk were appointed to the Board of Directors, and Mr. Moses was also elected as Chairman of the Board. In addition, Mr. Knapp was elected as Chief Executive Officer and Douglas MacCarthy was elected as Vice President-Operations, Chief Financial Officer and Secretary. Ronald A. Waldorf resigned as Chief Executive Officer and was elected as President of the Eye Dynamics Division, and Charles E. Phillips resigned as Chief Financial Officer and Secretary. Messrs. Waldorf and Phillips remain on the Board of Directors

     The following is a brief description of the business experience of each of the new directors and executive officers:

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     Stephen Moses was a director of OrthoNetx, Inc. between June 2005 and its acquisition by Registrant. He has over thirty years of finance, mergers & acquisitions, as well as business and real estate development experience. Mr. Moses is Vice Chairman of MP Biomedicals, Inc., a company dedicated to promoting research in the life science and biotech industries, and has been Chairman of the Board of Stephen Moses Interests since 1981. He was founder and chairman of National Investment Development Corp. and of Brentwood Bank. Mr. Moses has been involved in the privatization and capitalization of businesses in the emerging economies of the former Soviet Bloc, as a member of the Board of ICN Pharmaceuticals (NYSE) and Chairman of its Audit Committee. He is a member of the Board of The Central Asian-American Enterprise Fund, appointed by the President of the United States, and was Chair of its Investment Committee. Mr. Moses received a BS in Economics from Franklin & Marshall College and is a Cum Laude graduate of Harvard Law School.

     Randolph Robinson, M.D., D.D.S. was the founder and Chairman of the Board of Directors of OrthoNetx. Dr. Robinson, a craniofacial surgeon with both medical and dental degrees, has been in private practice since 1992 in Denver, Colorado. He is a recognized authority on distraction osteogenesis and has authored peer reviewed journal articles in the field. He patented and has clinically developed the four GENEROS(TM) products developed by OrthoNetx.

     Terry R. Knapp, M.D. was Chief Executive Officer and a director of OrthoNetx between December 1, 2003 and its acquisition by Registrant. Dr. Knapp is a reconstructive facial and hand surgeon, and has served in executive positions with several medical device companies. He was a founder and an executive officer and director of Collagen Corporation, a successful independent public (NASDAQ) medical device company. He also co-founded and served as Chairman and CEO of Lipomatrix, a medical device company based in Switzerland, with operations both in the U.S. and Europe. Dr. Knapp is also an international pioneer in the use of IT-based informed consent for privacy and management of personalized healthcare information. Dr. Knapp has spoken and published extensively on matters of quality systems and risk management in health care.

     Robert S. Corrigan has been in the financial services and corporate finance industry for over 20 years. For more than the past ten years, Mr. Corrigan has served as Chairman and Chief Executive Officer of Centennial Capital Group, Inc., an investment banking enterprise located in Boulder, Colorado which assists developmental stage and other companies in corporate finance, mergers and acquisitions and business development. Prior to founding CCGI, Mr. Corrigan was employed by the major financial services companies of Merrill Lynch, Pierce Fenner & Smith, Inc. and Paine Webber, Inc.

     William P. Danielczyk is Chairman of Galen Capital Group, a merchant banking firm serving mid-market companies, and as Chairman of the Board of FractionAir, Inc., a fractional jet ownership company. Mr. Danielczyk was also Chairman and CEO of Millennium Health Communications, Inc. (MHC), a healthcare technology company until its acquisition. Mr. Danielczyk also was the founder and CEO of Ambulatory Healthcare Corporation of America (AHCA), a comprehensive network of integrated outpatient healthcare services. An advisor on healthcare issues to government and industry leaders, Mr. Danielczyk was a member of the National Health Museum Board of Trustees from 1999 to 2002, has served on numerous other non-for-profit boards, and held advisory positions with a number of charitable organizations.

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     Douglas MacCarthy served as Vice President, Operations for OrthoNetx between 2002 and its acquisition by Registrant. Between 1968 until 1999 he was employed by IBM and served in various positions including manager of finance, planning and administration, and team leader for critical situation management. Mr. MacCarthy earned a B.A. degree in Economics in 1967 and an MBA in 1968, both from the University of Michigan.

                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

     (b)  Pro forma Financial Information.

     Financial statements and pro forma financial information, to the extent required by Item 9.01(a) and (b), are not included with this Current Report on Form 8-K and will be filed by amendment to this Current Report on Form 8-K not later than March 13, 2006.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  AcuNetx, Inc., a Nevada
                                      corporation

                                  By: /s/ Terry Knapp, Chief Executive Officer
                                      ----------------------------------------
                                      Terry Knapp, Chief Executive Officer


Date: December 30, 2005